Exhibit (h)(12)(ii)
SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(Updated and effective as of October 13, 2022)

Name of Separate account	Date Established	Contracts Funded by Separate Account
Protective Variable Life Separate Account	February 22, 1995	Premiere III, Strategic Objectives VUL II, Protective Investors Benefit Advisory VUL
Protective Variable Annuity Separate Account	December 23, 1993	Protective Investors Benefit Advisory Variable Annuity

This Schedule A to the Participation Agreement dated April 1, 2017 is updated and effective as of October 13, 2022 and replaces all prior versions of this Schedule A.

VANGUARD VARIABLE INSURANCE FUND           PROTECTIVE LIFE INSURANCE COMPANY

By: __/s/ Michael Drayo_____________                                      By: __/s/ Steve Cramer_______________
Name:
Michael Drayo

  Name: Steve Cramer
Title: Assistant Secretary

  Title: Chief Product Officer – Retirement Division

THE VANGUARD GROUP, INC.

VANGUARD MARKETING CORPORATION

By: __/s/ Sarah Cognetti_____________                                        By: __/s/ Carolyn Sherry_____________
Name:  Sarah Cognetti

                                                Name: Carolyn Sherry
Title:  Sarah Cognetti

                   Title: Head of Intermediary Operations